Exhibit 99.1

Summit Hotel Properties Reports Third Quarter Results

11.6 Percent Pro Forma RevPAR Growth; 25.8 Percent Adjusted EBITDA Growth; Increasing Guidance; Strong Dividend

SIOUX FALLS, S.D.--(BUSINESS WIRE)--November 7, 2012--Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”) today announced results for the third quarter ended September 30, 2012. The Company’s results include the following:

Third Quarter Highlights

  Pro forma RevPAR: Pro forma RevPAR for the quarter ended September 30, 2012, increased 11.6 percent to $72.24 as a result of a 5.6 percent increase in average daily rate (“ADR”) to $97.72 and a 5.7 percent increase in occupancy to 73.9 percent.
  Pro forma Hotel EBITDA: Pro forma Hotel EBITDA was $17.4 million for the third quarter, an increase of 20.9 percent over third quarter 2011.
  Pro forma Hotel EBITDA Margin: Pro forma Hotel EBITDA Margin for the third quarter was 33.9 percent, an improvement of 261 basis points over the comparable period of 2011. Hotel EBITDA Margin is defined as Hotel EBITDA as a percentage of total revenue.
  Adjusted EBITDA: Adjusted EBITDA was $15.2 million, an increase of 25.8 percent as compared to third quarter 2011.
  Adjusted FFO: Adjusted FFO for the third quarter 2012 was $9.7 million or $0.26 per diluted share/unit. Included in AFFO is $0.3 million of income tax expense. The Company anticipates a tax benefit in the fourth quarter and for the full year. Therefore, after adjusting for the tax expense, the Company views its third quarter AFFO results as $0.27 per diluted share/unit.

  Acquisition: The Company acquired a 96 room Residence Inn by Marriott, located in Dallas (Arlington), TX for a purchase price of $15.5 million on July 2, 2012.
  Dividends: The Company declared third quarter 2012 dividends of $0.1125 per common share on October 31, 2012, representing an annualized yield of approximately 5.4 percent based on the closing price of the Company’s common stock on the NYSE on November 6, 2012, and $0.5781 per share on the Company’s 9.25% Series A Cumulative Redeemable Preferred Stock.

Third Quarter and Year-to-Date Results

	Third Quarter		Year-to-Date
	2012	2011	2012	2011
	($ in thousands, except per share/unit data)

Total revenue	$51,234	$40,437	$138,425	$109,663
EBITDA (1)	$14,491	$11,887	$35,386	$30,368
Adjusted EBITDA (1)	$15,246	$12,120	$40,691	$32,125
FFO (1)	$9,001	$8,433	$22,469	$14,931
Adjusted FFO (1)	$9,743	$8,666	$25,999	$22,591
FFO per diluted share/unit (1)	$0.24	$0.23	$0.60	$0.47
Adjusted FFO per diluted share/unit (1)	$0.26	$0.23	$0.70	$0.49

Pro Forma (2)
RevPAR	$72.24	$64.75	$68.28	$62.14
RevPAR growth	11.6%		9.9%
Hotel EBITDA	$17,369	$14,366	$47,556	$40,446
Hotel EBITDA margin	33.9%	31.3%	32.9%	31.0%
Hotel EBITDA margin growth	261 bps		199 bps

(1)	See tables later in this press release for a reconciliation to net income (loss) of earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, funds from operations (“FFO”), FFO per diluted share/unit, adjusted FFO and adjusted FFO per diluted share/unit. EBITDA, adjusted EBITDA, FFO, FFO per diluted share/unit, adjusted FFO and adjusted FFO per diluted share/unit, as well as hotel EBITDA, are non-GAAP financial measures. See further discussions of these non-GAAP measures and reconciliations to net income (loss) later in this press release.
(2)	For purposes of this press release, pro forma information includes operating results for the Company’s 73 hotels owned as of September 30, 2012, as if such hotels had been owned by the Company since January 1, 2011. As a result, these pro forma operating measures include operating results for certain hotels for periods prior to the Company’s ownership.

Recent Developments

Capital Markets

On October 3, 2012, the Company closed on its initial follow on public offering of 12,000,000 shares of its common stock, par value $0.01 per share, an increase of 20.0 percent over the previously announced offering size of 10,000,000 shares, at a price of $8.15 per share. The underwriters of the Company’s offering fully exercised their option to purchase an additional 1,800,000 shares. The total number of shares sold, including the option shares, was 13,800,000. Total net proceeds of approximately $107.0 million were realized after deducting the underwriting discount and other estimated offering expenses.

On November 6, 2012, the Company increased the commitment on its revolving credit facility to $150 million. The increased revolving credit facility increases the capital the Company has available for future acquisitions and capital investments. The actual amount of borrowing capacity available under the facility depends on the value of the properties comprising the borrowing base that secure the credit facility.

Acquisitions

The Company continues to actively acquire hotels, having closed the acquisition of nine hotels, totaling 1,141 rooms, with an average purchase price per key of $82,901 since September 30, 2012.

The hotels purchased include:

Hotel	Location	Rooms
Hyatt Place-Arlington	Dallas (Arlington), TX	127
Hyatt Place-Park Meadows	Denver (Lone Tree), CO	127
Hyatt Place-Denver Tech Center	Denver (Englewood), CO	126
Hyatt House-Denver Tech Center	Denver (Englewood), CO	135
Hyatt Place-Owings Mills	Baltimore (Owings Mills), MD	123
Hyatt Place-Lombard	Chicago (Lombard), IL	151
Hyatt Place-Phoenix	Phoenix, AZ	127
Hyatt Place-Scottsdale	Scottsdale, AZ	127
Hilton Garden Inn - Fort Worth	Fort Worth, TX	98
	Total	1,141

During 2012, the Company has acquired 16 hotels totaling 2,477 rooms, an increase of 22.3 percent over the number of rooms at December 31, 2011. As of November 6, 2012, the Company owns 82 hotels totaling 8,674 rooms.

Other

On October 30, 2012, we entered into an agreement with an affiliate of Hyatt Hotels Corporation to fund $20 million in the form of a first lien mortgage loan on a hotel property in downtown Minneapolis, MN. The $20 million represents a portion of the total acquisition and renovation costs expected to be incurred to convert the property to a Hyatt Place hotel. Subject to certain conditions, including the successful conversion of the property estimated to be completed in the summer of 2013, we plan to purchase the property and enter into a management agreement with a Hyatt affiliate.

“We had exceptional performance in the third quarter, exceeding expectations,” said Dan Hansen, president and CEO. “Our RevPAR and EBITDA growth were industry leading. We believe our performance combined with our recent acquisition of nine hotels, our successful follow on common stock offering, and our robust pipeline for future acquisitions position us to provide solid shareholder returns.”

Capital Investments
The Company deployed $5.3 million in capital for renovations during the third quarter. The major improvements and capital invested during the third quarter included: Baton Rouge, LA Springhill Suites by Marriott - $0.7 million; Nashville, TN Springhill Suites by Marriott - $0.7 million; Jackson (Ridgeland), MS Homewood Suites - $0.6 million; Baton Rouge, LA Fairfield Inn by Marriott - $0.5 million; Fort Smith, AR Hampton Inn - $0.5 million; El Paso, TX Courtyard by Marriott - $0.4 million; El Paso, TX Hampton Inn & Suites - $0.4 million. Varying in scope, the major improvements listed above include renovation to guestrooms, common areas, and exteriors of the hotels. The Company anticipates deploying up to $11.0 million on renovations and other non-recurring capital expenditures in the fourth quarter.

Dispositions
The Company continued its strategy of recycling capital by selling hotels or land that it no longer considers relevant to its strategy of owning hotels with best brands in best markets. In August 2012, the Company sold the 52 room AmericInn Hotel & Suites in Missoula, MT for approximately $1.9 million.

Year-to-Date Highlights
For the nine-months ended September 30, 2012, pro forma RevPAR increased 9.9 percent to $68.28 as a result of pro forma ADR growth of 3.5 percent to $96.22 and a 6.2 percent increase in pro forma occupancy to 71.0 percent. RevPAR improvement was the result of the positive effect of recent renovations, the recent rebranding of 10 hotels, and general economic improvement in many of the Company’s markets. Pro forma Hotel EBITDA year to date was $47.6 million, a 17.6 percent increase over the comparable period in 2011. Pro forma Hotel EBITDA margin was 32.9 percent for the period, a 199 basis points margin expansion over the same period in 2011. The Company’s pro forma Hotel EBITDA margin expansion was 243 basis points after adjusting for the $0.6 million one-time hotel management fee concessions agreed to by Interstate Hotels and Resorts during second quarter 2011.

Adjusted EBITDA was $40.7 million for the first nine-months of 2012, a 26.7 percent increase over the same period in 2011.

Balance Sheet
As of September 30, 2012, the Company had total outstanding debt of $312.3 million, including $69.9 million outstanding on its senior secured credit facility, and the Company had $10.3 million of cash and cash equivalents. As of November 6, 2012, the Company had $69.4 million outstanding on its senior secured credit facility with additional borrowing capacity of $43.0 million on its credit facility and 15 unencumbered hotels available to further expand capacity on its credit facility. The Company’s weighted average interest rate on its secured debt was 5.02% as of November 6, 2012.

2012 Outlook
The Company is providing fourth quarter guidance and increasing its 2012 full year outlook to reflect performance in the third quarter and to include its recent acquisitions including the 96 room Residence Inn by Marriott, Dallas (Arlington), TX, 127 room Hyatt Place, Dallas (Arlington), TX, 127 room Hyatt Place-Park Meadows, Denver (Lone Tree), CO, 126 room Hyatt Place-Denver Tech Center, Denver (Englewood), CO, 135 room Hyatt House-Denver Tech Center, Denver (Englewood), CO, 123 room Hyatt Place-Owings Mills, Baltimore (Owings Mills), MD, 151 room Hyatt Place-Lombard, Chicago (Lombard), IL, 127 room Hyatt Place-Phoenix, Phoenix, AZ, 127 room Hyatt Place-Scottsdale, Scottsdale, AZ and 98 room Hilton Garden Inn, Fort Worth, TX and the issuance of 13,800,000 additional common shares described above. The Company’s outlook is based on 82 current hotels owned and assumes no additional hotels acquired or sold for the remainder of 2012 and no additional issuances of equity securities.

	Fourth Quarter 2012
	Low-end	High-end

RevPAR	$63.50	$64.75
RevPAR growth	7.0%	9.0%
RevPAR (same-store 61 hotels)	$55.50	$56.50
RevPAR growth (same-store 61 hotels)	8.0%	10.0%
Adjusted FFO	$5,700	$6,600
Adjusted FFO per diluted share/unit	$0.11	$0.13
Renovation capital deployed	$8,000	$11,000

	Updated		Previous
	2012 Full Year Outlook		2012 Full Year Outlook
	Low-end	High-end	Low-end	High-end
RevPAR	$65.50	66.75	$71.53	$72.87
RevPAR Growth	7.0%	9.0%	6.50%	8.50%
RevPAR (same-store 61 hotels)	$62.00	$63.25	$61.54	$62.70
RevPAR Growth (Same-store 61 hotels)	8.0%	10.0%	6.50%	8.50%
Adjusted FFO	$31,900	$32,500	$28,600	$29,800
Adjusted FFO per diluted share/unit	$0.78	$0.80	$0.77	$0.80
Renovation Capital Deployed	$25,000	$28,000	$20,000	$25,000

(1)	Assumptions include US 2012 GDP growth of 1.75% to 2.0%.
(2)	Fourth quarter and full year same-store RevPAR guidance anticipates 150 basis points of RevPAR disruption and $0.2 million of EBITDA disruption in the fourth quarter of 2012 due to renovation work.
(3)	Fourth quarter 2012 AFFO guidance includes an anticipated $0.8 million to $1.0 million income tax benefit; resulting in a similar anticipated income tax benefit for the full year.
(4)	Assumed weighted average diluted common shares/units of 51,086,000 for fourth quarter and 40,912,000 for the full year 2012.

Earnings Call
The Company will conduct its quarterly conference call on Thursday, November 8, 2012 at 9:00am EST. To participate in the conference call please dial 800-591-6923. The participant passcode for the call is 95273080. Additionally, a live webcast of the call will be available through the Company’s website, www.shpreit.com . A replay of the conference call will be available until 11:59pm EST Thursday, November 15, 2012 by dialing 888-286-8010; participant passcode 75865330. A replay of the conference call will also be available on the Company’s website until February 15, 2013.

About Summit Hotel Properties
Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused primarily on acquiring and owning premium-branded select-service hotels in the upscale and upper midscale segments of the lodging industry. As of November 6, 2012, the Company’s portfolio consisted of 82 hotels with a total of 8,674 rooms located in 21 states. Additional information about Summit may be found at the Company’s website, www.shpreit.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions or services; forecasts of the Company’s future economic performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, funds from operations and adjusted funds from operations; US GDP growth and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and its quarterly and other periodic filings with the SEC.

The following condensed consolidated balance sheets and statements of operations are those of Summit Hotel OP, LP (the Operating Partnership), Summit Hotel Properties, Inc’s. (the REIT’s) consolidated operating partnership. Such financial results for the periods presented are identical to those of the REIT; however, we believe the reconciliation of FFO, AFFO, EBITDA and Adjusted EBITDA to net income (loss) presented in the Operating Partnership’s statement of operations is more beneficial, as it eliminates the presentation of noncontrolling interests represented by the equity interests held by limited partners of the Operating Partnership, other than the REIT. In addition, FFO and AFFO results on a total per common unit basis provides for a more consistent period over period presentation now and in future periods.

The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

SUMMIT HOTEL PROPERTIES
Condensed Consolidated Balance Sheets
September 30, 2012 (Unaudited) and December 31, 2011

	2012	2011
ASSETS

Cash and cash equivalents	$10,287,841	$10,537,132
Restricted cash	4,275,143	1,464,032
Trade receivables	6,666,212	3,424,630
Prepaid expenses and other	4,390,302	4,268,393
Land held for development	19,006,473	20,294,973
Property and equipment, net	572,525,464	498,876,238
Deferred charges and other assets, net	8,986,646	8,923,906
Deferred tax benefit	2,708,849	2,195,820
Other assets	4,257,462	4,019,870
TOTAL ASSETS	$633,104,392	$554,004,994

LIABILITIES AND EQUITY

LIABILITIES
Accounts payable	$1,254,050	$1,670,994
Derivative liabilities	522,564	-
Accrued expenses	17,723,139	15,781,577
Mortgages and notes payable	312,250,257	217,103,728
TOTAL LIABILITIES	331,750,010	234,556,299

COMMITMENTS AND CONTINGENCIES

EQUITY	301,354,382	319,448,695

TOTAL LIABILITIES AND EQUITY	$633,104,392	$554,004,994

SUMMIT HOTEL PROPERTIES
Condensed Consolidated Statements of Operations
(Unaudited)

				Company and
	Company			Predecessor
	Three months	Three months	Nine months	Nine months
	ended 09/30/12	ended 09/30/11	ended 09/30/12	ended 09/30/11

REVENUE
Room revenue	$50,062,745	$39,589,802	$135,132,550	$107,360,347
Other hotel operations revenue	1,171,162	846,774	3,292,311	2,302,943
Total Revenue	51,233,907	40,436,576	138,424,861	109,663,290

EXPENSES
Hotel operating expenses
Rooms	13,990,364	11,789,795	39,036,709	32,498,487
Other direct	5,957,531	5,371,116	15,983,050	14,839,145
Other indirect	13,690,221	10,354,525	37,492,154	28,486,700
Other	226,496	243,434	669,500	590,557
Total hotel operating expenses	33,864,612	27,758,870	93,181,413	76,414,889
Depreciation and amortization	8,503,841	8,108,644	24,836,200	21,226,273
Corporate general and administrative:
Salaries and other compensation	1,645,359	791,044	3,563,325	2,168,560
Other	823,480	625,609	2,757,611	2,166,420
Loan transaction costs	227,577	-	650,687	-
Hotel property acquisition costs	245,782	181,892	1,573,015	181,892
Total Expenses	45,310,651	37,466,059	126,562,251	102,158,034

INCOME (LOSS) FROM OPERATIONS	5,923,256	2,970,517	11,862,610	7,505,256

OTHER INCOME (EXPENSE)
Interest income	17,863	553	19,554	21,919
Other income	22,697	-	497,273	-
Interest expense	(4,048,676)	(3,337,485)	(11,747,874)	(14,231,174)
Gain (loss) on disposal of assets	(12,206)	-	(198,795)	(36,031)
Gain (loss) on derivatives	(775)	-	(1,787)	-
Total Other Income (Expense)	(4,021,097)	(3,336,932)	(11,431,629)	(14,245,286)

INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	1,902,159	(366,415)	430,981	(6,740,030)

INCOME TAX (EXPENSE) BENEFIT	(313,199)	1,688	98,657	(821,206)

INCOME (LOSS) FROM CONTINUING OPERATIONS	1,588,960	(364,727)	529,638	(7,561,236)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS	51,866	406,149	(2,050,413)	385,842

NET INCOME (LOSS)	1,640,826	41,422	(1,520,775)	(7,175,394)

PREFERRED DIVIDENDS	(1,156,250)	-	(3,468,750)	-

NET INCOME (LOSS) ATTRIBUTABLE TO
COMMON UNIT HOLDERS	$484,576	$41,422	$(4,989,525)	$(7,175,394)

Basic and diluted net income (loss) per unit:	$0.01	$0.00	$(0.13)	$(0.03)

Weighted-average common units outstanding:

Basic	37,393,288	37,378,000	37,384,795	37,378,000

Diluted	37,586,027	37,378,000	37,384,795	37,378,000

SUMMIT HOTEL PROPERTIES
FFO
(Unaudited)

				Company and
	Company			Predecessor
	Three months	Three months	Nine months	Nine months
	ended 09/30/12	ended 09/30/11	ended 09/30/12	ended 09/30/11

NET INCOME (LOSS)	$1,640,826	$41,422	$(1,520,775)	$(7,175,394)
Preferred dividends	(1,156,250)	-	(3,468,750)	-
Depreciation and amortization	8,503,841	8,391,915	25,161,462	22,069,954
Loss on impairment of assets	-	-	2,098,000	-
(Gain) loss on disposal of assets	12,206	-	198,795	36,031
Funds From Operations	$9,000,623	$8,433,337	$22,468,732	$14,930,591
Per Common share/unit	$0.24	$0.23	$0.60	$0.40

Equity based compensation	268,684	51,201	783,253	353,685
Hotel property acquisition costs	245,782	181,892	1,573,015	181,892
Loan transaction costs	227,577	-	650,687	-
Unrealized (gain) loss on derivatives	775	-	1,787	-
Operating expenses as result of IPO (1)	-	-	-	710,000
Corporate G&A related to IPO (1)	-	-	-	476,000
Interest expense on prepayment penalties (1)	-	-	521,773	5,600,000
Income tax expense as result of IPO (1)	-	-	-	339,000
Adjusted Funds From Operations	$9,743,441	$8,666,430	$25,999,247	$22,591,168
Per Common share/unit	$0.26	$0.23	$0.69	$0.60

Weighted average diluted Common shares/units	37,586,027	37,378,000	37,491,872	37,378,000

Note:

	(1)	Includes non-recurring expenses related to the transfer and assumption of indebtedness and other contractual obligations of our predecessor in connection with the IPO and our formation transactions in 2011.

SUMMIT HOTEL PROPERTIES
EBITDA
(Unaudited)

				Company and
	Company			Predecessor
	Three months	Three months	Nine months	Nine months
	ended 09/30/12	ended 09/30/11	ended 09/30/12	ended 09/30/11

NET INCOME (LOSS)	$1,640,826	$41,422	$(1,520,775)	$(7,175,394)
Depreciation and amortization	8,503,841	8,391,915	25,161,462	22,069,954
Interest expense	4,048,676	3,456,335	11,878,610	14,641,320
Interest income	(17,863)	(553)	(19,554)	(21,919)
Income tax expense (benefit)	315,765	(1,813)	(113,888)	853,700
EBITDA	$14,491,245	$11,887,306	$35,385,855	$30,367,661

Equity based compensation	268,684	51,201	783,253	353,685
Hotel property acquisition costs	245,782	181,892	1,573,015	181,892
Loan transaction costs	227,577	-	650,687	-
Unrealized (gain) loss on derivatives	775	-	1,787	-
(Gain) loss on disposal of assets	12,206	-	198,795	36,031
Loss on impairment of assets	-	-	2,098,000	-
Operating expenses as result of IPO (1)	-	-	-	710,000
Corporate G&A related to IPO (1)	-	-	-	476,000
ADJUSTED EBITDA	$15,246,269	$12,120,399	$40,691,392	$32,125,269

Note:

	(1)	Includes non-recurring expenses related to the transfer and assumption of indebtedness and other contractual obligations of our predecessor in connection with the IPO and our formation transactions in 2011.

SUMMIT HOTEL PROPERTIES
Pro Forma Hotel Operational Data (1)
Schedule of Property Level Results
(Unaudited)

				Company and
	Company			Predecessor
	Three months	Three months	Nine months	Nine months
	ended 09/30/12	ended 09/30/11	ended 09/30/12	ended 09/30/11

REVENUE
Room revenue	$50,062,745	$44,910,387	$141,002,892	$127,685,513
Other hotel operations revenue	1,171,162	1,005,352	3,340,866	2,972,533
Total Revenue	51,233,907	45,915,739	144,343,758	130,658,046

EXPENSES
Hotel operating expenses
Rooms	13,990,364	13,034,164	40,547,552	38,314,821
Other direct	5,957,531	5,550,351	16,601,644	17,455,210	(2)
Other indirect	13,690,221	12,754,534	38,943,218	33,650,438	(2)
Other	226,496	211,016	695,412	791,119
Total hotel operating expenses	33,864,613	31,550,065	96,787,826	90,211,588

Hotel EBITDA	$17,369,294	$14,365,674	$47,555,931	$40,446,458

Note:

	(1)	For purposes of this press release, pro forma information includes operating results for the Company’s 73 hotels owned as of September 30, 2012, as if such hotels had been owned by the Company since January 1, 2011. As a result, these pro forma operating measures include operating results for certain hotels prior to the Company’s ownership.
	(2)	Includes expenses related to our predecessor in connection with the IPO in 2011.

SUMMIT HOTEL PROPERTIES
Pro Forma and Same-Store Statistical Data for the Hotels
(Unaudited)

				Company and
	Company			Predecessor
	Pro Forma	Pro Forma	Pro Forma	Pro Forma
	Three months	Three months	Nine months	Nine months
	ended 09/30/12	ended 09/30/11	ended 09/30/12	ended 09/30/11
Total Portfolio (73 hotels)
Rooms Occupied	512,366	485,300	1,465,373	1,373,358
Rooms Available	693,036	693,558	2,065,163	2,054,738
Occupancy	73.9%	70.0%	71.0%	66.8%
ADR	$97.71	$92.54	$96.22	$92.97
RevPAR	$72.24	$64.75	$68.28	$62.14

Occupancy Growth	5.7%		6.2%
ADR Growth	5.6%		3.5%
RevPAR Growth	11.6%		9.9%

Note:

For purposes of this press release, pro forma information includes operating results for the Company’s 73 hotels owned as of September 30, 2012, as if such hotels had been owned by the Company since January 1, 2011. As a result, these pro forma operating measures include operating results for certain hotels prior to the Company’s ownership.

				Company and
	Company			Predecessor
	Three months	Three months	Nine months	Nine months
	ended 09/30/12	ended 09/30/11	ended 09/30/12	ended 09/30/11
Same Store (61 hotels)
Rooms Occupied	421,334	397,745	1,197,313	1,124,706
Rooms Available	570,124	570,646	1,698,099	1,693,570
Occupancy	73.9%	69.7%	70.5%	66.4%
ADR	$95.87	$90.00	$93.86	$90.25
RevPAR	$70.85	$62.73	$66.18	$59.94

Occupancy Growth	6.0%		6.2%
ADR Growth	6.5%		4.0%
RevPAR Growth	12.9%		10.4%

Note:

This schedule includes operating data for same store properties owned at all times by the Company during the three-month and nine-month periods ended September 30, 2012 and 2011.

SUMMIT HOTEL PROPERTIES
Pro Forma Statistical Data for the Hotels
(Unaudited)

Pro Forma Operating Data

	2011		2012
	Q4	FYE	Q1	Q2	Q3

Room revenue	$37,680,985	$165,366,498	$42,575,353	$48,361,475	$50,062,745
Other revenue	859,306	3,831,839	1,047,523	1,125,499	1,171,162
Total Revenue	$38,540,292	$169,198,337	$43,622,876	$49,486,975	$51,233,907

Hotel EBITDA	$9,020,495	$49,466,952	$13,423,447	$16,763,190	$17,369,294

Rooms occupied	415,243	1,788,601	448,820	504,187	512,366
Rooms available	684,603	2,748,173	686,594	685,533	693,036

Occupancy	60.7%	65.1%	65.4%	73.5%	73.9%
ADR	$90.74	$92.46	$94.86	$95.92	$97.71
RevPAR	$55.04	$60.17	$62.01	$70.55	$72.24

Note:

The above pro forma information includes operating results for the Company’s 73 hotels owned as of September 30, 2012, as if such hotels had been owned by the Company since January 1, 2011. As a result, these pro forma operating measures include operating results for certain hotels prior to the Company’s ownership

Non-GAAP Financial Measures

FFO and Adjusted FFO (“AFFO”)

As defined by the National Association of Real Estate Investment Trusts, or NAREIT, funds from operations, or FFO, represents net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization. We present FFO because we consider it an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and impairment losses, it provides a performance measure that, when compared year over year, reflects the effect to operations from trends in occupancy, room rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs because the amount of depreciation and amortization we add back to net income or loss includes amortization of deferred financing costs and amortization of franchise royalty fees. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

We further adjust FFO for certain additional items that are not included in the definition of FFO, such as hotel transaction and pursuit costs, equity based compensation, loan transaction costs, prepayment penalties and certain other nonrecurring expenses, which we refer to as AFFO. We believe that AFFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

We caution investors that amounts presented in accordance with our definitions of FFO and AFFO may not be comparable to similar measures disclosed by other companies, since not all companies calculate this non-GAAP measure in the same manner. FFO and AFFO should not be considered as an alternative measure of our net income (loss) or operating performance. FFO and AFFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that FFO and AFFO can enhance your understanding of our financial condition and results of operations, this non-GAAP financial measure is not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above we have included a quantitative reconciliation of FFO and AFFO to the most directly comparable GAAP financial performance measure, which is net income (loss). Dollar amounts in such reconciliation are in thousands.

EBITDA and Adjusted EBITDA, and Hotel EBITDA

EBITDA represents net income or loss, excluding: (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA as one measure in determining the value of acquisitions and dispositions. We further adjust EBITDA by adding back hotel transaction and pursuit costs, equity based compensation, impairment losses, and certain other nonrecurring expenses. We believe that adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to discontinued operations, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, adjusted EBITDA and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate this non-GAAP measure in the same manner. EBITDA, adjusted EBITDA and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, adjusted EBITDA and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, adjusted EBITDA and hotel EBITDA can enhance your understanding of our financial condition and results of operations, this non-GAAP financial measure is not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above we include a quantitative reconciliation of EBITDA, adjusted EBITDA and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss). Dollar amounts in such reconciliation are in thousands.

CONTACT:
Summit Hotel Properties, Inc.
Dan Boyum, 605-782-2015
VP of Investor Relations